EXHIBIT 6

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit (the “Schedule 13D”), and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Date: October 25, 2016

GATO INVESTMENTS LP

By: Gemini Latin Holdings, LLC
its General Partner

By:	/s/ PETER M. KERN
	Name:	Peter M. Kern
	Title:	Managing Member

GEMINI LATIN HOLDINGS, LLC

By:	/s/ PETER M. KERN
	Name:	Peter M. Kern
	Title:	Managing Member

INTERMEDIA CINE LATINO, LLC

By: InterMedia Partners VII, L.P.
its Sole Member

By: InterMedia Partners, L.P.
its General Partner

By: HK Capital Partners, LLC
its General Partner

By:	/s/ PETER M. KERN
	Name:	Peter M. Kern
	Title:	Managing Partner

INTERMEDIA PARTNERS VII, L.P.

By: InterMedia Partners, L.P.
its General Partner

By: HK Capital Partners, LLC
its General Partner

By:	/s/ PETER M. KERN
	Name:	Peter M. Kern
	Title:	Managing Partner

INTERMEDIA PARTNERS, L.P.

By: HK Capital Partners, LLC
its General Partner

By:	/s/ PETER M. KERN
	Name:	Peter M. Kern
	Title:	Managing Partner

LEO HINDERY, JR.

By:	/s/ LEO HINDERY, JR.
	Name:	Leo Hindery, Jr.

PETER M. KERN

By:	/s/ PETER M. KERN
	Name:	Peter M. Kern